UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 28, 2005
American Real Estate Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South Bedford Road, Mt. Kisco, NY	10549

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (914) 242-7700
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02(c) – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Effective November 30, 2005, Adrian Tannian, 41, became the Chief Accounting Officer for our general partner, American Property Investors, Inc., or API. For purposes of Item 5.02(c) of Form 8-K, API's Chief Accounting Officer serves as the principal accounting officer of API.
From July 1, 2005 to the present, Mr. Tannian has assisted the Chief Financial Officer and Controller of API. Prior to that time, from November 1999 through June 2005, Mr. Tannian was a Director of Public Reporting in the Controller's Department of the Interpublic Group of Companies, one of the world's largest advertising and marketing services conglomerates. Mr. Tannian began his career in 1986 with Arthur Andersen LLP. He is a Certified Public Accountant and a Chartered Accountant.
Section 7– Regulation FD
Item 7.01 Regulation FD Disclosure.
On November 29, 2005, we issued a press release, a copy of which is filed as Exhibit 99.1.
Section 8 – Other Events
Item 8.01 Other Events.
On November 28, 2005, our indirect subsidiaries, AREP Boardwalk LLC and AREP Laughlin Corporation, entered into an Asset Purchase Agreement by and among Harrah’s Operating Company, Inc., Flamingo-Laughlin, Inc., Boardwalk Regency Corporation and Martial Development Corporation to purchase the Flamingo Laughlin Hotel and Casino in Laughlin, Nevada and approximately 7.7 acres in Atlantic City, New Jersey known as the Traymore site for an aggregate purchase price of $170 million in cash, subject to adjustment.
The Flamingo Laughlin is the largest hotel in Laughlin, Nevada with 1,907 rooms in two 18-story towers and a 57,000 square-foot casino. Situated on 18 acres, amenities include seven restaurants, 35,000 square-feet of meeting space and a 3,000-seat amphitheater. The property also features an outdoor pool, fitness center, lighted tennis courts and 2,420 parking spaces.
The Traymore site was once home to the Traymore Hotel. The site is primarily vacant land and is situated between The Sands Hotel and Casino and the Atlantic City Boardwalk. ACE Gaming LLC, operator of the Sands, will have the option to purchase the site at cost plus interest.
Completion of the transaction is subject to all required regulatory approvals and is expected to close sometime in mid-2006.
Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits
     (c) Exhibits

99.1	Press Release dated November 29, 2005

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REAL ESTATE PARTNERS, L.P.
(Registrant)

	By:	American Property Investors, Inc.
General Partner

Date: December 2, 2005		By:	/s/ Jon F. Weber

Jon F. Weber
President and Chief Financial
Officer